UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 19, 2006

CNS, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

0-16612	41-1580270
(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Smetana Lane Eden Prairie, MN	55344
(Address Of Principal Executive Offices)	(Zip Code)

(952) 229-1500

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 4, 6 through 8 are not applicable and therefore omitted.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 19, 2006, pursuant to an Agreement and Plan of Merger dated October 8, 2006 and amended on November 13, 2006 (the “Merger Agreement”) among CNS, Inc. (the “Company”), GlaxoSmithKline plc (“GSK”), and Platform Acquisition Corporation, a wholly-owned subsidiary of GSK (“Merger Sub”), Merger Sub merged with and into the Company (the “merger”). The Company is the surviving corporation in the merger and, as a result of the merger, is a wholly-owned subsidiary of GSK. The aggregate purchase price payable in the merger was approximately $566 million, which GSK funded from cash on hand.

Pursuant to the terms of the Merger Agreement, each share of CNS common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the effective time of the merger was cancelled and converted into the right to receive $37.50 in cash without interest. Each option to purchase Common Stock outstanding immediately prior to the effective time of the merger was cancelled and converted into the right to receive the excess, if any, of $37.50 over the exercise price for such option, without interest. With respect to the Company’s 1989 Employee Stock Purchase Plan, each former participant’s outstanding right to purchase a whole share of Common Stock thereunder was cancelled in exchange for a cash payment from the Company equal to the excess, if any, of $37.50 over the applicable exercise price as determined under the Employee Stock Purchase Plan, without interest.

Pursuant to the Merger Agreement, at the effective time of the merger, the directors and executive officers of Merger Sub immediately prior to the merger became the directors and executive officers of the Company.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. A copy of the Agreement and Plan of Merger dated as of October 8, 2006 among GlaxoSmithKline plc, Platform Acquisition Corporation and CNS, Inc. is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 8, 2006 and is incorporated by reference herein. A copy of Amendment No. 1 to Agreement and Plan of Merger dated as of November 13, 2006 among GlaxoSmithKline plc, Platform Acquisition Corporation and CNS, Inc. is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 13, 2006 and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2006, the merger of Merger Sub with and into the Company was completed and, in connection with the merger, the Company requested the delisting of the Common Stock from The NASDAQ Global Select Market, effective as of the close of business on December 19, 2006.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 herein is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 herein is incorporated by reference into this Item 5.01 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 2.01 herein is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of October 8, 2006 among GlaxoSmithKline plc, Platform Acquisition Corporation and CNS, Inc.*
2.1	Amendment No. 1 to Agreement and Plan of Merger dated as of November 13, 2006 among GlaxoSmithKline plc, Platform Acquisition Corporation and CNS, Inc.**

* Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on October 8, 2006.

** Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on November 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNS, INC.

By:	/s/ Donald F. Parman
Donald F. Parman Vice President and Secretary

Date:	December 19, 2006